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                                                            EXHIBIT 10.1


                                 EMPLOYMENT SEPARATION AGREEMENT
                                 -------------------------------

     This EMPLOYMENT SEPARATION AGREEMENT ("Agreement"), effective as of the 10th day of April, 1996 (the "Effective Date"), by and among Number Nine Visual Technology Corporation ("Number Nine"), a Massachusetts corporation located in Lexington, Massachusetts, and Gregory McHale (the "Employee").

     WHEREAS, Number Nine and Employee have enjoyed a mutually satisfactory employment relationship;

     WHEREAS, Number Nine has expressed a desire for career growth beyond which he believes is presently available in connection with his employment with Number Nine and, therefore, has resigned his employment with Number Nine;

     WHEREAS, Number Nine desires to recognize Employee's contributions to Number Nine by providing the pay and benefits more fully set forth below in this Agreement;

     WHEREAS, Employee affirms that he voluntarily has decided to accept the severance pay and benefits, and sign this Agreement of his own free will;

     NOW, THEREFORE, Number Nine and Employee hereby agree to the following:

     1. The parties acknowledge and agree that the term "Number Nine" is intended to include Number Nine, its respective officers, directors, employees, agents, successors and assigns.

     2. Employee's employment with Number Nine terminated effective April 10, 1996 (the "Separation Date"). Employee acknowledges from and after the Separation Date, he shall have no authority to represent himself as an employee or agent of Number Nine and that he shall not represent himself in the future as an employee or agent of Number Nine.

     3. In exchange for the mutual covenants set forth in this Agreement, Number Nine agrees to provide Employee with a lump sum payment of Ten Thousand, Four Hundred, Sixteen Dollars and Sixty-Eight Cents ($10,416.68), less state, federal and other employment related deductions. Employee expressly acknowledges and agrees that payment under this Section 3 of this Agreement is not otherwise due or owing to Employee under any employment agreement (oral or written) or Number Nine policy or practice. The parties further acknowledge and agree that this Agreement and the monies and other economic benefits to be provided to Employee are not intended to, and shall not constitute, a severance plan, and shall confer no benefit on anyone other than the parties hereto.

     4. Employee acknowledges that he was not a participant in Number Nine's medical and dental insurance plans and, therefore, has no right to continued coverage the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), as amended.

     5. Upon execution of this Agreement, Number Nine shall provide Employee with (i) earned incentive pay equaling Four Thousand, Two Hundred Three Dollars ($4,203.00)(less state and federal employment related taxes), and (ii) reimbursement for expenses in the amount of Four Thousand Two Hundred and Ninety-Four Dollars and Twenty-Three Cents ($4,294.23). Employee expressly acknowledges that except for the foregoing and

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any vested monies that may be due him pursuant to the Number Nine Computer
Corporation Profit Sharing and Savings Program, he otherwise has been paid and provided all wages, commissions, incentive pay, bonuses, vacation pay, holiday pay and any other form of compensation or benefit that either is due now or otherwise would become due in the future in connection with his employment or separation of employment with Number Nine.

     6. Number Nine and Employee acknowledge that as of the Separation Date, Employee has vested in Twenty-One Thousand, Three Hundred Thirty-Five (21,335) shares of Number Nine stock at an option price of Five Dollars and Sixty-Three Cents ($5.63) per share, pursuant to the terms of the Number Nine Stock Option Plan, the terms and conditions of which are incorporated herein, except that the shares exercisable under this Section shall remain exercisable until November 15, 1996. Number Nine and Employee acknowledge and agree that except for the shares exercisable under this Section, Employee does not have, and shall not in the future have, rights to vest in or exercise any stock or stock options under any Number Nine stock or stock option plan (of whatever name or kind) that Employee participated in or was eligible to participate in during his employment.

     7.   Employee expressly acknowledges the following:

     (i) that he shall cooperate fully with Number Nine in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of Number Nine, including any claims or action against its officers, directors and employees. His cooperation in connection with such claims or actions shall include, without limitation, his being reasonably available (and, to the extent possible, outside of work obligations he may have) to meet with Number Nine in connection with any regulatory matters, to prepare for any proceeding (including, without limitation, depositions, consultation, discovery or trial), to provide affidavits, to assist with any audit, inspection, proceeding or other inquiry, and to act as a witness in connection with any litigation or other legal proceeding affecting Number Nine. Employee further agrees that should he be contacted (directly or indirectly) by an party representing a party adverse to Number Nine, he shall promptly (within 48 hours) notify Mike Albanese at Number Nine.

     (ii) that he shall abide by any and all common law and/or statutory obligations relating to protection and non-disclosure of Number Nine's trade secrets and/or confidential and proprietary documents and information and that he has and shall continue to abide by the covenants set forth in the "Noncompete and Confidentiality Agreement" dated January 20, 1995 (which agreement is attached hereto as Exhibit A and incorporated herein by reference).

     (iii) that all information relating in any way to the subject matter of this Agreement, including the terms and amount of this Agreement, shall be held confidential by Employee and shall not be publicized or disclosed to any person (other than an immediate family member, legal counsel or financial advisor, provided that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or government agency (except as mandated by state or federal law).

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     (iv) that he will not make any statements that are disparaging about or adverse to the business interests of Number Nine (including its officers, directors and employees) or which are intended to harm the reputation of Number Nine including, but not limited to, any statements that disparage any product, service, finances, financial condition, capability or any other aspect of the business of Number Nine.

     (v) that the breach of any of the foregoing covenants by Employee shall constitute a material breach of this Agreement and shall relieve Number Nine of any further obligations hereunder and, in addition to any other legal or equitable remedy available to Number Nine, shall entitle Number Nine to recover any monies already paid to Employee pursuant to Section 3 of this Agreement.

     8. Employee agrees and acknowledges that by signing this Agreement and accepting the payments and other economic benefits to be provided to Employee, and other good and valuable consideration provided for in this Agreement, Employee is waiving his right to assert any form of legal claim against Number Nine of any kind whatsoever from the beginning of time through the date of this Agreement. Employee's waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as "Claims") against Number Nine seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against Number Nine, up through the Effective Date of this Agreement.

     Without limiting the foregoing general waiver and release, Employee specifically waives and releases Number Nine from any Claim arising from or related to Employee's employment relationship with Number Nine or the termination thereof, including, without limitation:

** Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Effective Date of this Agreement) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under all Massachusetts employment related laws, the Federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act and the Americans With Disabilities Act.

** Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the Effective Date of this Agreement) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act of 1985 and any similar state statute.

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**   Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

**   Any other Claim arising under state or federal law.

     Notwithstanding the foregoing, this Section shall not release Number Nine from any obligation expressly set forth in this Agreement or with respect to distributions to the extent that any are due Employee under the terms of Number Nine Computer Corporation Profit Sharing and Savings Program.

     9. Except for Employee's obligations pursuant to Noncompete and Confidentiality Agreement attached hereto as Exhibit A, this Agreement supersedes any and all prior oral and/or written agreements, and sets forth the entire agreement between Number Nine and Employee. No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by the parties hereto. This Agreement shall take effect as an instrument under seal and shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. The terms of this agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining terms and conditions shall be enforced in full.

     10. Employee hereby acknowledges that he has read this Agreement carefully, that he has been afforded sufficient time to understand the terms and effects of this Agreement, that he has been given the opportunity and in fact has consulted with legal counsel, that he voluntarily is entering into and executing this Agreement and that neither Number Nine nor its agents or representatives have made any representations inconsistent with the terms and effects of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this agreement under seal as of the date first written above.

Number Nine Visual                       Gregory McHale
Technology Corporation

    /s/ Michael Albanese                   /s/ Gregory McHale
By:_________________________             ___________________________

        August 1, 1996                           August 1, 1996
Dated: _____________________             Dated: ____________________

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